                                                                    Exhibit 99.1


[CENTERPOINT                 [TEXAS GENCO          For CNP information, contact:
 ENERGY LOGO]                    LOGO]             MEDIA:
                                                   LETICIA LOWE
                                                   Phone 713.207.7702
                                                   INVESTORS:
                                                   MARIANNE PAULSEN
                                                   Phone 713.207.6500

                                                   For Texas Genco LLC
                                                   information, contact:
                                                   JOE HOUSEHOLDER
FOR IMMEDIATE RELEASE                              Phone 713-945-3523


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                       TEXAS GENCO'S PUBLICLY HELD SHARES
                          CONVERTED INTO $47 PER SHARE
               TGN stock will cease trading at market close today


     HOUSTON - DECEMBER 14, 2004 - CenterPoint Energy, Inc. (NYSE: CNP) and Texas Genco Holdings, Inc. (NYSE: TGN) today announced the closing of Texas Genco Holdings' merger with a wholly owned subsidiary of CenterPoint Energy. As a result of the merger, Texas Genco Holdings' publicly held shares have been converted into the right to receive $47 per share in cash without interest and less any applicable withholding taxes. Following the close of trading today, Texas Genco Holdings' shares will no longer be publicly traded.

     The merger is part of the first step of the transaction announced in July in which Texas Genco LLC, formerly known as GC Power Acquisition LLC, will acquire CenterPoint Energy's wholesale electric power generation company for about $3.65 billion in cash. Texas Genco LLC is owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group. The final portion of this step is to be completed December 15, 2004, when Texas Genco Holdings will sell its subsidiary that owns its coal, lignite and gas-fired generation plants to Texas Genco LLC for $2.813 billion in cash. Cash proceeds to CenterPoint Energy from this step, after payment of the $47 per share to the public shareholders, will be $2.231 billion.

     The second step of the transaction is expected to take place in the first half of 2005 following receipt of approval by the Nuclear Regulatory Commission. Texas Genco LLC will acquire Texas Genco Holdings, Inc., whose principal remaining asset will be its ownership interest in the South Texas Project nuclear generating facility, for $700 million. Total cash proceeds to CenterPoint Energy from both steps of the transaction are expected to be approximately $2.931 billion, representing a price to CenterPoint Energy of $45.25 per share for its ownership interest in Texas Genco Holdings.

     For more information regarding these transactions, please refer to Texas Genco Holdings' information statement on Schedule 14C dated November 12, 2004, which can be found on both the Securities and Exchange Commission's Internet site located at http://www.sec.gov and on Texas Genco Holdings' Internet site located at http://www.txgenco.com. Any questions about the payment of the merger consideration should be directed to 800.231.6406.











                                     -more-



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     This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future events and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the satisfaction of certain closing conditions relating to the future transactions described in this release, the timing and impact of future regulatory decisions, and other factors discussed in CenterPoint Energy's and Texas Genco Holdings' Form 10-Ks for the period ended December 31, 2003, Form 10-Qs for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004 and other filings with the Securities and Exchange Commission.

                                       ###